As filed with the Securities and Exchange Commission on July 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verano Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-1583243
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

224 West Hill Street, Suite 400

Chicago, IL 60610

(312) 265-0730

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

George Archos

Chair, Chief Executive Officer and President

224 West Hill Street, Suite 400

Chicago, IL 60610

(312) 265-0730

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Alexander M. Schwartz

Sheppard, Mullin, Richter & Hampton LLP

321 North Clark Street, 32nd Floor

Chicago, Illinois 60654

(312) 499-6300

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 8, 2026

PROSPECTUS

$1,000,000,000

Verano Holdings Corp.

Common Stock

Warrants

Rights

Units

From time to time, we may offer up to an aggregate of $1,000,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell these securities, we will provide a supplement to this prospectus that contains specific information about that offering, as well the amounts, prices and terms of the securities offered.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein, before you invest in any of the securities being offered.

We may offer and sell the securities described in this prospectus and any prospectus supplement on a continuous or delayed basis to or through one or more underwriters, dealers and agents designated from time to time, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

This prospectus may not be used to offer or consummate a sale of any securities unless accompanied by a prospectus supplement.

Our shares of common stock, par value $0.001 (“Common Stock”), are listed on Cboe Canada (the “Cboe”) under the symbol “VRNO”. On July 6, 2026, the last reported sale price of a share of Common Stock on the Cboe was CAD $8.38 per share. Shares of our Common Stock are also quoted for trading in the U.S. on the OTCQX under the symbol “VRNOD” until on or around July 9, 2026, and thereafter under “VRNO”. On July 6, 2026, the last reported sale price of a share of Common Stock on the OTCQX was $5.84 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Cboe, OTCQX or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell up to an aggregate of $1,000,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will, to the extent required by law, provide one or more prospectus supplements that will contain specific information about the terms of that offering. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus or the applicable prospectus supplement. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we nor any agent, underwriter or dealer, has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document, or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, references in this prospectus to “Verano,” the “Company,” “we,” “us” and “our” refer to Verano Holdings Corp. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement unless the context otherwise requires.

4

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Verano Holdings Corp., a Nevada corporation, one of the U.S. cannabis industry’s leading companies based on historical revenue, geographical scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. As an operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, our goal is to support communal wellness by providing responsible access to regulated medical and adult use cannabis products. As of July 6, 2026, through our subsidiaries and affiliates we operate businesses in 13 states, including 162 retail dispensaries and 14 cultivation and processing facilities with over 1.1 million square feet of cultivation capacity. We produce a wide variety of cannabis products sold under our portfolio of consumer brands, including Encore™, Avexia™, MÜV™, Savvy™, (the) Essence™, BITS™, HYPHEN™, Swift Lifts™ and Verano™. We also design, build and operate branded dispensaries operating under the Zen Leaf™ and MÜV™ retail banners, among others, that deliver a cannabis shopping experience in both medical and adult use markets.

Notwithstanding the permissive regulatory environment of medical, and in some cases, also adult use (i.e., recreational) cannabis, at the state level, it remains illegal under U.S. federal law, subject to recently enacted exceptions as detailed below, to cultivate, manufacture, distribute, sell, or possess cannabis in the U.S. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the U.S. cannabis industry is conducted on a state-by-state basis. To date, in the U.S. 40 states plus the District of Columbia and the U.S. territories of Puerto Rico, Guam, the Commonwealth of Northern Marina Islands, and the U.S. Virgin Islands have authorized comprehensive medical cannabis programs, 24 states plus the District of Columbia and the U.S. territories of Guam, the Commonwealth of Northern Mariana Islands, and the U.S. Virgin Islands have authorized comprehensive programs for medical and adult use (i.e. recreational) cannabis, and eight states allow the use of low tetrahydrocannabinol and high cannabidiol products for specified medical uses. Verano operates within states where cannabis use, medical or both medical and adult use, has been approved by state and local regulatory bodies. On December 18, 2025, President Trump issued an executive order titled “Increasing Medical Marijuana and Cannabidiol Research,” (the “Executive Order”) which directs federal agencies to expedite the process of rescheduling cannabis from a Schedule I to a Schedule III controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”). On April 23, 2026, the Justice Department in accordance with the Executive Order issued a final order (the “Final Order”) implementing a rule that places FDA approved products containing cannabis and products regulated by state medical marijuana licenses in Schedule III. The Justice Department also initiated an expedited administrative hearing process (the “Hearing Process”) to consider the broader rescheduling of cannabis to Schedule III. The Final Order creates a pathway for state licensed medical operators to legally cultivate, manufacture, and dispense medical only products, and could also remove Section 280E of the Internal Revenue Code of 1986, as amended (“Section 280E”) tax considerations from the medical aspect of Verano’s operations. Until the issuance of an order by the administrative law judge following the conclusion of the Hearing Process, adult use or recreational cannabis remains a Schedule I drug, subject to 280E tax constraints. Issuance of an order rescheduling all cannabis to Schedule III is not guaranteed. Verano remains subject to federal laws, including those prohibiting recreational cannabis, during the pendency of the hearing and following the outcome. The final effects of the Executive Order and Final Order are dependent on other government actions. Despite such actions and the ongoing Hearing Process, there can be no guarantees that the Hearing Process will continue on a certain timeline or at all or that any rules will come out of the Hearing Process that will benefit the Company. The Executive Order and Final Order do not federally legalize recreational adult use, and rescheduling of cannabis in full to Schedule III would not legalize adult use or recreational cannabis, but could remove the 280E constraints for the full range of Verano’s operations.

5

Substantially all of the Company’s business, operating results and financial condition relate to U.S. cannabis-related activities. Our strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing of cannabis brands and products at scale. Our cultivation, processing and distribution of cannabis consumer packaged goods are designed to support our retail dispensaries, as well as to develop and foster long term wholesale supply relationships with third-party retail operators. Our model includes establishing a diverse geographic footprint that allows us to adapt to changes in both industry and market conditions.

Corporate Information

The corporate headquarters of Verano is located at 224 W. Hill Street, Suite 400, Chicago, Illinois 60610. Verano’s telephone number is (312) 265-0730. Verano’s internet address is www.verano.com.

The information contained on our website or connected to our website is not incorporated by reference into and should not be considered part of this prospectus or the registration statement of which it forms a part.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

General Description of Securities We May Offer

We may offer:

●	Shares of Common Stock;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights; and

●	units.

Any offers by us may be made from time to time, at any time, and will be made in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking, if applicable;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important U.S. federal income tax considerations.

6

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding options to purchase additional securities, if any; and

●	the estimated net proceeds to us.

Common Stock. We may issue shares of Common Stock from time to time. Each share of Common Stock entitles the holder to one vote.

Warrants. We may issue warrants for the purchase of Common Stock in one or more series. We may issue warrants independently or together with Common Stock, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights. We may issue rights to our stockholders to purchase shares of our Common Stock or other securities. In this Prospectus, we have summarized certain general features of the rights under “Description of Rights”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of rights being offered.

We may evidence each series of rights by rights certificates that we may issue under a separate rights agreement with a rights agent. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the rights agreements that describe the terms of the series of rights we are offering before the issuance of the related series of rights.

Units. We may offer units consisting of shares of Common Stock and warrants in any combination. In this Prospectus, we have summarized certain general features of the units under “Description of Units”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered.

We may evidence each series of units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

7

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, in addition to the risks and uncertainties discussed below under “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the specific risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 12, 2026 (the “Form 10-K”), which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may become material and also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you might lose all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

8

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, documents incorporated by reference or deemed incorporated by reference, and any prospectus supplement contain or may contain “forward-looking information” and “forward-looking statements” within the meaning of United States and Canadian securities laws (together, “forward-looking statements”). All statements, other than statements of historical fact, made by the Company or its affiliates that address activities, events or developments that the Company or its affiliates expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may,” “will,” “would,” “could,” “should,” “believes,” “assumes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “intends,” “anticipates,” “targeted,” “continues,” “forecasts,” “designed,” “goal,” “progress,” or the negative of those words or other similar or comparable words.

The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, expectations and assumptions concerning:

●	our ability to obtain, maintain and renew licenses and other regulatory approvals in all states and localities of our operations and planned operations on a timely basis;
●	government regulations, including future U.S. state and federal legislative and regulatory developments involving medical and adult use cannabis and the timing thereof;
●	our outlook on our expansion and growth of business and operations;
●	our ability to achieve our goals, business plans and strategy;
●	our ability to access capital and obtain necessary financing to pursue our growth and business plans;
●	our operational results and other financial and business conditions and prospects;
●	the timing and completion of acquisitions and other commercial transactions;
●	the integration and operation of acquired businesses;
●	the timing and amount of capital expenditures;
●	the availability of facilities, equipment, skilled labor and services needed for cannabis operations;
●	demand, developments and trends in the medical and adult use cannabis industry;
●	competition in the cannabis industry in the markets in which we operate or plan to operate;
●	the medical benefits, viability, safety, efficacy, and dosing of cannabis;
●	the size of the medical cannabis market and the adult use cannabis market in each state; and
●	conditions in general economic and financial markets.

Forward-looking statements may relate to future financial conditions, results of operations, plans, strategies, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then-current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

●	the current illegality of cannabis under federal law, subject to recently enacted exceptions, the U.S. federal regulatory landscape and enforcement related to medical or adult use cannabis, including political risks, civil asset forfeiture and regulation by additional regulatory authorities;
●	regulatory and political changes to U.S. federal, state and local laws related to medical or adult use cannabis, including political risks and regulation by additional regulatory authorities;
●	rescheduling may lower the barriers to entry for well-capitalized institutional competitors;
●	the federal rescheduling process is subject to significant procedural delays and legal challenges;
●	the impacts of economic uncertainty stemming from disruptions in U.S. and global markets, inflation, rising interest rates, and changes in consumer and business confidence;
●	our outstanding indebtedness and potential future indebtedness, including our ability to repay such indebtedness;
●	reliance on key management;
●	market acceptance of existing and new products and potential returns or recalls of our products;
●	potential cultivation biosecurity failures;

9

●	consumer acceptance of our brand portfolio;
●	the accuracy of our forecasted demand for our products;
●	our ability to accurately forecast, manage, and monetize inventory;
●	the potential for fraudulent activity by employees, contractors and consultants;
●	our exposure to growth-related operational and execution risks;
●	potential negative findings in our clinical research with respect to our products;
●	potential product liability claims;
●	our exposure to natural phenomena and resulting potential uninsured or under insured losses;
●	the risk that our property will be subject to civil asset forfeiture;
●	our corporate structure and our resulting reliance on the performance of our subsidiaries and affiliates;
●	our expansion-by-acquisition strategy;
●	our ability to acquire businesses and cannabis licenses in desired markets and the integration and operation of acquired businesses;
●	the typically limited operations of businesses we acquire;
●	the unconventional due diligence process in the cannabis industry;
●	our ability to acquire and lease properties suitable for the cultivation, production and sale of cannabis;
●	potential limited representations and warranties of businesses we may acquire;
●	our acquisition of businesses in developing cannabis markets;
●	our lack of portfolio diversification by industry and geographic concentration;
●	our use of joint ventures, strategic partnerships and alliances;
●	our contractual relationships with our consolidated variable interest entities;
●	existing competition and new market entrants;
●	the introduction of synthetic alternatives to cannabis products by pharmaceutical and other companies;
●	the immaturity of the cannabis industry and limited comparable, competitive and established industry best practices;
●	the availability of and our reliance on third-party suppliers, service providers, contractors and manufacturers, and any significant interruption of these relationships, including negative changes to quality, availability, pricing, trade policy and other economics;
●	changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences;
●	wholesale and retail price fluctuations;
●	public opinion and perception of the cannabis industry;
●	the availability of raw or other materials;
●	rising or volatile energy costs;
●	agricultural and environmental risks and the impacts of environmental regulations on the cannabis industry and environmental protections;
●	physical security risks, such as theft;
●	disparate state-by-state regulatory landscapes and licensing regimes for medical and adult use cannabis;
●	the difficulties cannabis businesses face accessing and maintaining banking or financial services due to federal regulations;
●	the cost and difficulty of complying with various regulatory schemes;
●	the impact of state social equity legislation as it relates to the cannabis industry;
●	the risk of high bonding and insurance costs;
●	environmental regulations;
●	effects of changes in laws and policies governing employees and by union organizing activity;
●	increased unionization efforts and labor shortages;
●	potential scrutiny from Canadian authorities due to our status as a reporting issuer under applicable securities legislation in all of the provinces and territories of Canada, being classified thereunder as an “SEC Foreign Issuer” for the purposes of Canadian securities laws;
●	potential divestment of licenses if required by regulatory authorities;
●	our dependency on the banking industry;
●	required public disclosure and governmental filings containing personal information of our officers, investors and other stakeholders;
●	potential findings by regulatory authorities that one of our stockholders is unsuitable;

10

●	the risk that our directors, officers, employees or investors are barred from entering the U.S.;
●	the ability to, and constraints on, promoting and marketing cannabis products;
●	potential U.S. Food and Drug Administration governance of the cannabis industry;
●	the potential limitations on our ability to enforce our contracts or any liens granted to us;
●	the potential lack of access to federal bankruptcy protections in the U.S.;
●	reliance on information technology systems, the potential disclosure of personal information of patients and customers and cybersecurity risks;
●	our increasing use of, or failure to effectively implement, artificial intelligence (AI) and automated systems;
●	our reliance on third-party software providers;
●	costs related to preserving our brand identity;
●	our ability to protect our intellectual property due to limited intellectual property protection available for cannabis products and the potential infringement by third parties;
●	potential infringement or misappropriation claims;
●	the risk of financial crimes;
●	the inability to realize the anticipated benefits of the Company’s continuance out from the jurisdiction of the Province of British Columbia, Canada, to the jurisdiction of the U.S. State of Nevada, or to do so within the anticipated timeframe;
●	the risk of receiving no return on our securities;
●	our elimination of individual liability and indemnification rights against our directors, officers and employees under Nevada law;
●	our organizational documents contain provisions that may prevent transactions that could be beneficial to our stockholders and may insulate our management from removal;
●	the time and resources necessary to comply with corporate governance practices and securities rules and regulations;
●	our management’s ability to maintain effective internal controls;
●	potential dilution if we issue additional shares of Common Stock;
●	market perception of sales of a substantial amount of Common Stock;
●	transfer restrictions on our Common Stock;
●	price volatility of our Common Stock;
●	our stockholders’ limited participation in our affairs;
●	our expectation to not declare or pay out dividends;
●	certain of our stockholders holding Common Stock representing greater than 5% of our voting power;
●	the taxation of cannabis companies in the U.S., including the impact of Section 280E; and
●	other risks described in the Form 10-K, as more particularly described under the heading “Item 1A. Risk Factors” therein.

Although we believe that the expectations and assumptions on which forward-looking statements are based are reasonable at the time made, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Forward-looking statements address future events and conditions, and thus involve inherent risks and uncertainties. Readers are cautioned that the above list of cautionary statements is not exhaustive.

The cannabis industry involves risks and uncertainties that are subject to change based on various factors. Certain forward-looking statements contained herein concerning the cannabis industry and our general expectations concerning the cannabis industry are based on estimates prepared by us using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of the cannabis industry. Such data is inherently imprecise.

Consequently, all forward-looking statements made in this prospectus, documents incorporated by reference or deemed incorporated by reference, and any prospectus supplement are qualified by such cautionary statements and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under applicable securities legislation.

11

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus relating to a particular offering.

12

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K12G3 filed on November 4, 2025.

13

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase shares of Common Stock and may be issued in one or more series. Warrants may be issued independently or together with shares of Common Stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. For the terms of a particular series of warrants you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series, which we will file with the SEC.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	the number of shares of Common Stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

14

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the warrant certificate or in the notice of exercise associated therewith and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Governing Law

We expect any warrant agreement and the warrants will be governed by, and construed in accordance with, the laws of the state of New York applicable therein, and if there is any change to the governing law, we will disclose such governing law in the applicable prospectus supplement.

15

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

The applicable prospectus supplement will describe the terms of the rights in respect of which this prospectus is being delivered, including, where applicable, the following:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of our shares of Common Stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

●	a discussion of any material or special U.S. federal income tax consequences; and

●	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our Common Stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Governing Law

We expect any rights agreement and the rights will be governed by, and construed in accordance with, the laws of the state of New York and if there is any change to the governing law, we will disclose such governing law in the applicable prospectus supplement.

16

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

General

We may issue units comprised of shares of Common Stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any shares of Common Stock or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Governing Law

We expect any units agreement and the units will be governed by, and construed in accordance with, the laws of the state of New York, and if there is any change to the governing law, we will disclose such governing law in the applicable prospectus supplement.

17

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder or a Non-U.S. Holder (each as defined below) arising from the ownership and disposition of our Common Stock offered by this prospectus. Certain U.S. federal income tax considerations arising from the ownership and disposition of Warrants, rights and units offered by this prospectus will be provided in the applicable prospectus supplement. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder or Non-U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder or Non-U.S. Holder that may affect the U.S. federal income tax consequences to such holder (as discussed below), including specific tax consequences to a holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any holder. This summary is limited to U.S. federal income tax considerations, and does not address the U.S. federal alternative net investment income, U.S. federal estate and gift, U.S. state and local, or non-U.S. tax consequences of the ownership and disposition of such Common Stock. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the ownership and disposition of Common Stock.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership and disposition of Common Stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary does not address the U.S. federal income tax consequences to any particular person of the ownership and disposition of Common Stock. Each holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the ownership and disposition of Common Stock.

Scope of This Disclosure

Authorities

This summary is based on the Code, proposed, final and temporary U.S. Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this registration statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a prospective or retroactive basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

18

Non-U.S. Holders

Also, for purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Common Stock who is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax consequences of the ownership and disposition of Common Stock that are subject to special provisions under the Code, including holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own, Common Stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired Common Stock in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Stock other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Common Stock; (i) are required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Common Stock as a result of such item being taken into account in an applicable financial statement; (j) acquired Common Stock by gift or inheritance; (k) are certain former citizens or long-term residents of the United States; (l) are pension plans; or (m) are integral parts or controlled entities of foreign sovereigns. Holders that are subject to special provisions under the Code, including those holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the ownership and disposition of Common Stock.

If an entity or arrangement that is classified as a partnership (including any other “pass-through” entity) for U.S. federal income tax purposes holds Common Stock, the U.S. federal income tax consequences to such partnership and the partners (or owners) of such partnership of participating in the ownership and disposition of Common Stock generally will depend on the activities of the partnership and the status of such partners (or owners). This summary does not address the tax consequences to any such partnership or partner (or owner). Partners (or owners) of entities and arrangements that are classified as partnerships for U.S. federal, U.S. state and local, and non-tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of Common Stock.

U.S. Tax Considerations Relevant to the Ownership and Disposition of Common Stock for U.S. Holders

Distributions

We do not currently anticipate paying distributions on our Common Stock. If Verano makes distributions with respect to shares of Common Stock, the distributions generally will be treated as U.S. source dividends to a U.S. Holder of shares of Common Stock to the extent of Verano’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed Verano’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Common Stock, and thereafter as gain from the sale or exchange of that share of Common Stock. Corporate U.S. Holders may be entitled to claim the dividends-received deduction with respect to dividends paid on the Common Stock, and such dividends may constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions and eligibility requirements.

Sale, Exchange or Other Taxable Disposition of Common Stock

Upon the sale or other taxable disposition of a share of Common Stock, U.S. Holders generally will recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such share of Common Stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held, or is treated as having held, such share of Common Stock for more than one year as of the time of disposition. Long-term capital gains of individuals are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

19

U.S. Tax Considerations Relevant to the Ownership and Disposition of Common Stock for Non-U.S. Holders

Distributions

If Verano makes distributions with respect to a share of Common Stock, the distributions generally will be treated as dividends to a Non-U.S. Holder of a share of Common Stock to the extent of Verano’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed Verano’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of Common Stock, and thereafter as gain from the sale or exchange of such share of Common Stock.

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount unless the Non-U.S. Holder is eligible for and properly claims a reduced rate of withholding under an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) will not be subject to U.S. withholding tax, unless Verano is classified as a USRPHC, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Verano believes that it presently is not a USRPHC and it does not presently anticipate that it will become a USRPHC. However, if Verano is treated as a USRPHC, gain recognized by such holder on the sale, taxable exchange or other disposition of Common Stock will be subject to tax at generally applicable U.S. federal income tax rates if Verano is or has been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Common Stock, and, in the case where the Common Stock is regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the Common Stock. There can be no assurance that the Common Stock will be treated as regularly traded on an established securities market for this purpose. In addition, Verano may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. You are urged to consult your own tax advisors regarding the application of these rules.

Sale, Exchange or Other Taxable Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized upon the sale, exchange or other taxable disposition of shares of Common Stock unless: (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the gain will be subject to U.S. federal income tax at generally applicable rates, and a Non-U.S. Holder that is a foreign corporation may also be subject to the “branch profits tax” at a rate of 30% (or lower applicable treaty rate); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a flat 30% U.S. federal income tax on the gain (which may be offset by U.S. source capital losses); or (iii) Verano is or has been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the Common Stock, and, in the case where the Common Stock is regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the Common Stock at any time within such period. As noted above, Verano believes that it is not currently a USRPHC and does not anticipate becoming one, but no assurance can be given that the Common Stock will be treated as regularly traded on an established securities market for this purpose or that Verano will not become a USRPHC in the future.

20

Non-U.S. Holders are urged to consult their own tax advisors regarding the application of these rules to their particular circumstances, including the potential applicability of income tax treaties.

Foreign Account Tax Compliance Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, proposed Treasury Regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (i) a foreign financial institution that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a non-financial foreign entity that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules. Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

Information Reporting and Backup Withholding

Payments of dividends or of proceeds on the disposition of Common Stock to U.S. Holders may be subject to information reporting and backup withholding unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Non-U.S. Holders may be required to provide documentary evidence establishing they are not subject to information reporting and backup withholding. Payments of dividends to Non-U.S. Holders and the amount of U.S. federal withholding tax imposed on such dividends must generally be reported annually to the IRS. A similar report will be sent to Non-U.S. Holders. Copies of these reports may be made available to tax authorities in a holder’s country of residence.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis.

21

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus from time to time separately or together through any of the following methods:

●	to or through one or more underwriters or dealers in a public offering and sale by them;

●	directly to investors;

●	through agents;

●	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), into an existing trading market, or a securities exchange or otherwise;

●	through any combination of these methods of sale; or

●	in any manner permitted by applicable law, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the times of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our Common Stock, which are listed on Cboe under the symbol “VRNO” and are also quoted for trading in the U.S. on the OTCQX under the symbol “VRNOD” until on or around July 9, 2026, and thereafter under the symbol “VRNO”. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

22

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Any person participating in the distribution of Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any shares of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the Common Stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Common Stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Common Stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities are expected to occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

23

LEGAL MATTERS

Certain legal matters with regard to the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Verano Holdings Corp. as of and for the year ended December 31, 2023, December 31, 2024 and December 31, 2025 incorporated in this prospectus by reference have been audited by Macias Gini & O’Connell LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Verano’s internet address is www.verano.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this prospectus is a part and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The Company also files reports, circulars, annual information statements, and other information regarding the Company with the securities regulatory authorities of Canada via the System for Electronic Document Analysis and Retrieval at www.sedar.com.

This prospectus is part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

24

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. In accordance with Rule 412 of the Securities Act, any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 15, 2026, March 12, 2026, March 18, 2026, April 30, 2026, June 1, 2026, June 2, 2026, June 8, 2026, June 11, 2026, June 18, 2026, and June 23, 2026;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026; and

●	the description of our Common Stock contained in Exhibit 4.1 to our Current Report on Form 8-K12G3 filed on November 4, 2025, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) but not delivered at no cost upon written or oral request. Any such request can be made by contacting us at the following address or telephone number:

Verano Holdings Corp.

Attention: Corporate Secretary

224 West Hill Street, Suite 400

Chicago, IL 60610

(312) 265-0730

25

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered.

SEC registration fee	$27,900 (1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent fees and expenses	(2)
Trustee fees and expenses	(2)
Printing and miscellaneous expenses	(2)
Total	(2)

(1)	Excludes registration fee offset pursuant to Rule 457(p) of the Securities Act.
(2)	The amount of securities and number of offerings are indeterminable, and accordingly, the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Nevada Revised Statutes and the Company’s Articles and Bylaws

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to certain exceptions under Nevada law, unless the articles of incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damage as a result of any act or failure to act in his or her capacity as a director or officer, unless the presumption of the business judgment rule set forth in NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

NRS 78.7502 provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS 78.7502 also provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or any other court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

Any indemnification pursuant to the statutory mechanism provided under NRS 78.7502, as described above, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751 further provides that indemnification pursuant to the statutory mechanism provided under NRS 78.7502 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the registrant’s amended and restated articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

The Company’s bylaws provide for indemnification of its directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at the Company’s request to the fullest extent permitted by law.

D&O Insurance

NRS 78.752(1) provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against liability and expenses.

The Company obtained directors and officers liability insurance (“D&O Insurance”) for the benefit of the Company’s directors and officers and intends to maintain D&O Insurance. D&O Insurance is insurance coverage intended to protect individuals serving as directors or officers of a business or other type of organization from personal losses if such individuals are sued as a result of serving as directors or officers of a business or other type of organization. D&O Insurance may also cover the legal fees and other costs the business or other type of organization may incur as a result of such suits against its directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-2

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Articles of Domestication (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K12G3 filed on November 4, 2025 (File No. 000-56342) and incorporated by reference herein).

4.2	Articles of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K12G3 filed on November 4, 2025 (File No. 000-56342) and incorporated by reference herein).

4.3	Bylaws (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K12G3 filed on November 4, 2025 (File No. 000-56342) and incorporated by reference herein).

4.4	Certificate of Change (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 8, 2026 (File No. 000-56342) and incorporated by reference herein).

4.5*	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.6*	Form of Rights Agreement.

4.7*	Form of Unit Agreement.

5.1**	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1**	Consent of Independent Registered Public Accounting Firm (Macias Gini & O’Connell LLP).

23.2**	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

107**	Filing Fee Table

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

**	Filed herewith.

II-3

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 8th day of July, 2026.

VERANO HOLDINGS CORP.

By:	/s/ George Archos
Name:	George Archos
Title:	Chair, Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned directors and officers of Verano Holdings Corp. hereby appoint George Archos and Laura Kalesnik, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Archos	Chair, Chief Executive Officer and President	July 8, 2026
George Archos	(Principal Executive Officer)

/s/ Richard C. Tarapchak	Chief Financial Officer and Treasurer	July 8, 2026
Richard C. Tarapchak	(Principal Financial Officer)

/s/ Josh Heine	Vice President, Corporate Controller	July 8, 2026
Josh Heine	(Principal Accounting Officer)

/s/ Lawrence Hirsh	Director	July 8, 2026
Lawrence Hirsh

/s/ Cristina Nuñez	Director	July 8, 2026
Cristina Nuñez

/s/ Charles Mueller	Director	July 8, 2026
Charles Mueller

/s/ John Tipton	Director	July 8, 2026
John Tipton

II-6